Exhibit 99.1

WASTE CONNECTIONS, INC. AND PROGRESSIVE WASTE SOLUTIONS LTD.

ANNOUNCE SUCCESSFUL COMPLETION OF COMBINATION

Waste Connections, Inc. to Begin Trading on TSX and on NYSE Under the Symbol “WCN” on June 1, 2016

Toronto, Ontario, June 1, 2016 – Waste Connections, Inc. (TSX/NYSE: WCN) (“New Waste Connections”) today announced the completion of the merger transaction involving New Waste Connections (formerly Progressive Waste Solutions Ltd. (“Progressive Waste”)) and Waste Connections US, Inc. (formerly Waste Connections, Inc. (“Old Waste Connections”)).

As of the close of trading on May 31, 2016, shares of Old Waste Connections common stock ceased trading on the New York Stock Exchange under the symbol “WCN” and shares of Progressive Waste ceased trading on the Toronto Stock Exchange and on the New York Stock Exchange under the symbol “BIN.” Effective today, common shares of New Waste Connections will commence trading on the Toronto Stock Exchange and on the New York Stock Exchange under the symbol “WCN.” In connection with the completion of the merger, the shares of Old Waste Connections common stock will be delisted from the New York Stock Exchange and will be de-registered under the United States Securities Exchange Act of 1934.

“We are pleased to announce the completion of this combination, which creates a leading North American solid waste services company with a strong financial profile and a differentiated and diverse operational footprint,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer of New Waste Connections. “We are excited to welcome the Progressive Waste team to the Waste Connections family, and we look forward to instilling into the combined company the corporate culture, safety focus, operational excellence, capital discipline and accountability that have served us so well and which we believe are necessary for long-term success.”

“This is a very exciting combination for our employees, shareholders and other stakeholders,” said James J. Forese, Non-Executive Chairman of the Progressive Waste Board of Directors. “The combination will deliver a number of compelling strategic and financial benefits, as evidenced by the overwhelming support of our shareholders for the transaction. On behalf of the Board of Directors, we thank the Progressive Waste Solutions senior management team for their hard work and commitment in facilitating the successful completion of the merger, under the leadership of Chief Executive Officer, Dan Pio, who will continue with New Waste Connections in the role of President, Canada. With proven management and a talented team of employees, I am confident that New Waste Connections is well positioned for continued growth and success.”

Market Position

New Waste Connections has pro forma revenue of approximately $4.1 billion USD and operates an integrated network of solid waste operations across North America, with disciplined market selection and a safety-focused operational model. New Waste Connections will benefit from a diverse revenue base with strategic assets uniquely positioned for continued organic growth. The combination of Old Waste Connections’ differentiated position in mostly secondary and exclusive U.S. markets and Progressive Waste’s strong position in Canada and complementary U.S. markets, particularly in its commercial services line, will result in a high quality of revenue, margin and free cash flow for New Waste Connections.

Shareholder Returns

New Waste Connections’ attractive credit profile, combined with sector-leading conversion of EBITDA to free cash flow, provides not only a strong financial foundation for its employees and communities, but also the ability to further enhance shareholder returns through additional growth opportunities and share repurchases. The strong free cash flow characteristics of the combined company also support the continued payment of a quarterly dividend to shareholders. The New Waste Connections Board of Directors anticipates maintaining the Old Waste Connections regular quarterly cash dividend of $0.145 USD per share on the combined company’s common shares, and it intends to review the quarterly dividend each October, with a long-term objective of increasing the amount of the dividend.

Management Team and Board of Directors

New Waste Connections will be led by the Old Waste Connections management team, including the following executives who will serve as officers of New Waste Connections:

•	Ronald J. Mittelstaedt - Chief Executive Officer

•	Steven F. Bouck - President

•	Darrell W. Chambliss - Executive Vice President and Chief Operating Officer

•	Worthing F. Jackman - Executive Vice President and Chief Financial Officer

•	David G. Eddie - Senior Vice President and Chief Accounting Officer

•	David M. Hall - Senior Vice President — Sales and Marketing

•	James M. Little - Senior Vice President — Engineering and Disposal

•	Patrick J. Shea - Senior Vice President, General Counsel and Secretary

The Board of Directors of New Waste Connections will be comprised of seven directors, including all five members of the board of Old Waste Connections, with Ronald J. Mittelstaedt serving as Chair and Michael W. Harlan, William J. Razzouk, Edward E. Guillet, Robert H. Davis, Larry S. Hughes and Sue Lee also serving as directors.

Share Consolidation

Immediately following the completion of the merger, New Waste Connections also completed a consolidation whereby every 2.076843 common shares of New Waste Connections were converted into one common share of New Waste Connections. As a result, (i) stockholders of Old Waste Connections immediately prior to the merger received one post-consolidation common share of New Waste Connections for each outstanding share of Old Waste Connections common stock and (ii) shareholders of Progressive Waste immediately prior to the merger received one post-consolidation common share of New Waste Connections for every 2.076843 common shares of Progressive Waste. In connection with the merger and consolidation, New Waste Connections’ legal name was changed from Progressive Waste Solutions Ltd. to Waste Connections, Inc.

Computershare Limited, the exchange agent for the merger, will be sending out a letter of transmittal and instructions in the next several days to former Old Waste Connections stockholders who hold stock certificates representing shares of Old Waste Connections common stock, outlining specific actions that stockholders of record will need to take to surrender their shares for payment. Former stockholders of record of Old Waste Connections should wait until they receive the letter of transmittal before surrendering their stock certificates. Shares of Old Waste Connections common stock represented by book-entry form will be automatically cancelled and converted into the right to receive the merger consideration without any further action on the part of such stockholders.

Computershare Investor Services Inc., the depositary for the consolidation, will be sending out a letter of transmittal and instructions in the next several days to shareholders of New Waste Connections who hold certificates in the name of Progressive Waste outlining specific actions that shareholders of record will need to take to exchange their certificates for certificates representing post-consolidation shares of New Waste Connections. Shareholders who hold certificates in the name of Progressive Waste should wait until they receive the letter of transmittal before surrendering their share certificates. Progressive Waste common shares represented by book-entry form will be converted into post-consolidation shares of New Waste Connections without any further action of the holders of such shares.

About New Waste Connections

New Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the U.S. and Canada. Through its R360 Environmental Solutions subsidiary, New Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. New Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers from a network of operations in 39 states and the District of Columbia, and six provinces. New Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial information, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements about expected operating performance and financial profile and timing and amount of cash dividends (which includes "forward-looking information" as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA) and applicable securities laws in Canada). These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about anticipated strategic and financial benefits of the transaction and the anticipated amount of the dividend. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, without limitation, the following: the possibility that any of the anticipated benefits of the transaction will not be realized; the ability of the combined company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays; the potential benefits and synergies of the transaction; and expectations for other economic, business and/or competitive factors. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company that are disclosed in filings that have been made by New Waste Connections and by Old Waste Connections with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. New Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless otherwise required by applicable securities laws.

CONTACTS:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com